Exhibit 99(b)


                   PIONEER COMMUNICATIONS, INC.

                  PROXY/VOTING INSTRUCTION CARD

   THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
       For a Special Meeting of Shareholders on May 16, 1997


     The undersigned, a shareholder of Pioneer Communications, Inc., hereby constitutes and appoints Messrs. Knapp and Brickl, and each of them (with full power to act without the other), the attorney and proxy of the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to attend the Special Meeting of Shareholders of Pioneer Communications, Inc. called to be held at the Grant County Youth and Agriculture Building, 916 East Elm Street, Lancaster, Wisconsin on Friday,
May 16, 1997, at 2:00 p.m., and at any adjournment thereof, and thereat to vote the number of votes or shares the undersigned would be entitled to vote and with all powers the undersigned would possess if personally present:

1. Approving the Agreement and Plan of Merger, as provided in the accompanying proxy statement/prospectus.

                  For / /    Against / /   Abstain  / /

             /X/  Please mark vote as in this example


      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVING
                THE AGREEMENT AND PLAN OF MERGER.

2. Upon all matters which may properly come before said meeting, including matters incident to the conduct of the meeting or any adjournments thereof;

hereby ratifying and confirming all that said attorneys and proxies, or their substitutes, may lawfully do by virtue hereof.

     This Proxy, when properly executed, will be voted in the manner directed hereby by the undersigned shareholders. IF THIS PROXY CARD IS SIGNED AND RETURNED AND NO INDICATION IS MADE ON THIS PROXY AS TO THE MATTER
REFERRED TO
IN 1 ON THE REVERSE SIDE HEREOF, THIS PROXY WILL BE VOTED FOR PROPOSAL
1, AND
AT THE DISCRETION OF THE AUTHORIZED PROXY ON ANY OTHER MATTER THAT
MAY
PROPERLY COME BEFORE THE SPECIAL MEETING.  FAILURE TO SIGN AND
RETURN A PROXY,
OR ATTEND THE MEETING AND VOTE BY BALLOT, WILL HAVE THE SAME EFFECT
AS A VOTE
AGAINST THE MERGERS.

     If you attend the meeting, you may, if you so desire, withdraw your proxy at the registration desk and vote in person. Please mark, sign, date and return this Proxy Card promptly using the enclosed envelope.

                                             Please mark an (X) in
                                             the box which follows if
                                             you plan to attend the
                                             special meeting.  / /

                                                  PROXY


Please sign exactly as name or names appear
herein; Joint owners should EACH sign.           Signature
When signing as attorney, administrator,
trustee or guardian (natural or appointed
by law), please give your full title
as such.  If a corporation, sign in full
corporate name by President or other
authorized officer.
If a partnership, please sign in partnership      Signature if held jointly
name by authorized persons.                       Dated: